SHAREHOLDERS AGREEMENT

of DentonX Outstanding Investment Co. (“Newco”)

This Shareholders Agreement (“Agreement”) is entered into as of November 11, 2025, by and among:

•DentonX Inc (“DentonX”), a Wyoming corporation with offices at 1999 Harrison Street, Suite 1800, Oakland, CA 94612;

•Outstanding Investment Co., Inc. and its principals (“OIC”), with offices at 2450 Washington Ave Ste 100, San Leandro, CA 94577.

•DentonX Outstanding Investment Co. (“Newco” or the “Company”), a Wyoming corporation to be formed and majority-owned by DentonX Inc;

RECITALS

WHEREAS, DentonX and OIC have engaged in discussions regarding a strategic partnership aimed at expanding OIC’s lending and investment operations through DentonX’s structuring, capital markets, and mergers and acquisitions capabilities;

WHEREAS, the parties have agreed in principle that such partnership will include, among other matters, (i) the formation of DentonX Outstanding Investment Co. (“Newco”) as a majority-owned subsidiary of DentonX, (ii) the lease and potential acquisition of certain business assets owned by OIC through Newco, (iii) the issuance of equity in Newco to OIC, subject to vesting and claw back, and (iv) a management and earn-out structure to align the interests of the parties;

WHEREAS, the parties now wish to enter into this definitive Shareholders Agreement to set forth the terms and conditions governing the ownership, management, and operation of NewCo, including the issuance of equity to OIC and the rights and obligations of the shareholders;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Definitions

“DentonX” means DentonX Inc, a Wyoming corporation.

“Board” means the Board of Directors of NewCo.

“Cause” means:

•Willful misconduct, gross negligence, or fraud by OIC or its principals in the performance of duties;

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•Conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude;

•Material breach of this Agreement or any other definitive agreement, not cured within thirty (30) days after written notice;

•Willful or repeated refusal or failure to perform material duties under the Management Agreement after written notice;

•Misappropriation or unauthorized disclosure of confidential information, trade secrets, or intellectual property of NewCo or DentonX.

“Change of Control” means (i) any person or entity becoming the beneficial owner of more than 50% of the voting power of NewCo; (ii) a merger, consolidation, or similar transaction after which the shareholders of NewCo immediately prior to such transaction do not own at least 50% of the voting power of the surviving entity; or (iii) a sale of all or substantially all of NewCo’s assets.

“Closing Date” means the date on which (i) NewCo is duly formed and organized as a majority-owned subsidiary of DentonX, and (ii) all parties have executed the definitive agreement(s).

“Good Leaver” means termination of OIC’s engagement due to:

•Death or permanent disability of OIC’s principal(s);

•Termination by NewCo without Cause;

•Mutual agreement in writing between the parties;

•Any other event agreed to in writing by the Board as constituting a Good Leaver event.

“OIC” means Outstanding Investment Co., Inc. and its principals, led by Steven Guang Leung.

“NewCo” means DentonX Outstanding Investment Co., a Wyoming corporation to be formed and initially majority owned by DentonX prior to the Closing Date.

“Shares” means the issued and outstanding shares of capital stock of NewCo.

2. Formation and Capital Structure

2.1. Formation of NewCo

DentonX shall form NewCo as a majority-owned subsidiary prior to the Closing Date.

2.2. Initial Capitalization

Upon formation, NewCo shall be initially capitalized by DentonX in an amount sufficient to commence operations.

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2.3. Share Issuance to OIC

Upon the Closing Date, DentonX shall cause NewCo to issue to OIC shares representing 20% of the fully diluted equity of NewCo, subject to vesting as set forth in the Equity & Vesting Agreement. The remaining 80% of NewCo’s equity shall be held by DentonX.

2.4. Future Capital Contributions

Any future capital contributions shall be made on terms approved by the Board, with DentonX having a right of first offer to provide such capital.

3. Board of Directors

3.1. Board Composition

The Board shall initially consist of three (3) directors, with two (2) directors appointed by DentonX and one (1) director appointed by OIC.

3.2. OIC’s Board Seat

OIC shall have the right to appoint one (1) member to the Board for so long as it holds at least 10% of NewCo’s issued and outstanding shares.

3.3. Board Meetings

The Board shall meet at least quarterly. Notice of meetings shall be provided at least five (5) business days in advance, unless waived by all directors.

3.4. Quorum and Voting

A quorum for Board meetings shall require the presence of a majority of directors. Except for Reserved Matters, Board decisions shall be made by simple majority vote.

4. Reserved Matters

4.1. Matters Requiring Special Approval

The following actions shall require approval by both the OIC-appointed director and a majority of the Board:

•Amendments to Certificate of Incorporation or Bylaws;

•Issuance of new shares or securities (including options, warrants, or convertible instruments);

•Sale, lease, transfer, or disposition of all or substantially all of Newco’s assets;

•Mergers, consolidations, or dissolution of Newco;

•Approval of annual budget or business plan;

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•Entry into, amendment, or termination of any material contract outside the ordinary course of business;

•Incurrence of indebtedness above an amount to be determined from time to time by the Board of Directors, or granting of any security interest over company assets without prior Board approval;

•Related party transactions involving shareholders or their affiliates;

•Any change to the rights or privileges of OIC’s equity;

•Any other matter mutually agreed by the parties in writing.

5. Transfer Restrictions

5.1. Lock-Up Period

Neither DentonX nor OIC may transfer any Shares for a period of twelve (12) months following the Closing Date without the prior written consent of the other party.

5.2. Right of First Refusal

After the lock-up period, if either shareholder (the “Offering Shareholder”) receives a bona fide offer from a third party to purchase any or all of its Shares and wishes to accept such offer, the Offering Shareholder must first offer to sell such Shares to the other shareholder on the same terms.

5.3. Tag-Along Rights

If DentonX proposes to sell Shares representing more than 50% of the total issued and outstanding Shares to a third party, OIC shall have the right to participate in such sale on a pro rata basis and the same terms and conditions.

5.4. Drag-Along Rights

If DentonX proposes to sell all of its Shares to a third party, DentonX may require OIC to sell all of its Shares to such third party on the same terms and conditions, provided that (i) such sale values Newco at a minimum of $15 million, and (ii) OIC receives the same per-share consideration as DentonX.

6. IPO Pathway and Exit

6.1. IPO Preparation

NewCo shall be part of a public company and may prepare its client companies for public listing, subject to qualification. With OIC’s cooperation, NewCo shall lead governance enhancements, audit readiness, and listing execution. OIC shall have the right to piggyback on the listing vehicle.

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6.2. Conversion or Buyout

Upon any public listing or liquidity event of these clients of Newco, OIC’s equity in any relevant listing vehicle may, at Newco’s option, be converted into shares of such listing vehicle or bought out at fair market value.

6.3. Registration Rights

In the event of an IPO, OIC shall have customary piggyback registration rights with respect to its Shares or any DentonX shares received in exchange for its Newco equity.

7. Dividends and Distributions

7.1. Dividend Policy

The Board shall determine the dividend policy of Newco, taking into account working capital needs, growth plans, and other relevant factors.

7.2. Pro Rata Distributions

All dividends and distributions shall be made pro rata to all shareholders based on their respective ownership percentages.

8. Information Rights

Each shareholder shall have reasonable access to Newco’s books and records during normal business hours upon reasonable notice, subject to any limitations or procedures established by the Board of Directors or set forth in its bylaws.

9. Non-Competition and Non-Solicitation

9.1. Non-Competition

During the term of the Management Agreement and for a period of months thereafter, OIC and its principals shall not, directly or indirectly, engage in any business that competes with Newco.

9.2. Non-Solicitation

During the term of the Management Agreement and for a period of months thereafter, neither party shall solicit or attempt to solicit employees, contractors, or clients of Newco.

10. Confidentiality

10.1. Confidential Information

Each party shall maintain the confidentiality of all non-public information relating to Newco, its business, operations, and clients.

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10.2. Exceptions

The confidentiality obligations shall not apply to information that (i) is or becomes publicly available through no fault of the receiving party, (ii) is required to be disclosed by law or court order, or (iii) is disclosed with the prior written consent of the other party.

11. Dispute Resolution

11.1. Negotiation

The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement through negotiation between executives with the authority to settle the dispute.

11.2. Mediation

If the dispute cannot be resolved through negotiation within 30 days, the parties shall submit the dispute to mediation under the rules of the American Arbitration Association (AAA).

11.3. Arbitration

If the dispute cannot be resolved through mediation within 60 days, the dispute shall be finally resolved by arbitration under the rules of the American Arbitration Association (AAA).

12. Miscellaneous

12.1. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Wyoming State.

12.2. Entire Agreement

This Agreement constitutes the entire understanding and agreement among the parties with respect to the subject matter herein and supersedes all prior discussions, negotiations, or understandings, whether written or oral, relating to such subject matter.

This Agreement is one component of the integrated cooperation structure among OIC, Newco, and DentonX. The Parties confirm that the Management Committee Addendum (Schedule A to the Management Agreement) defines the governance and control structure applicable to OIC and its management, and that this Shareholders Agreement shall be interpreted consistently with such framework and the other definitive agreements executed concurrently herewith.

12.3. Amendments

Any amendment to this Agreement must be in writing and signed by all parties.

12.4. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original.

12.5. Notices

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All notices shall be in writing and delivered by hand, courier, certified mail, or email to the addresses set forth in the preamble or to such other address as a party may designate in writing.

12.6. Assignment

This Agreement may not be assigned by any party without the prior written consent of the other parties.

12.7. Severability

If any provision of this Agreement is held invalid or unenforceable, the remainder of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first above written.

DentonX Inc	Outstanding Investment Co., Inc. & Principals
By: /s/ Luis Carlos Ung	By: /s/ Steven Guang Leung
Name: Luis Carlos Ung	Name: Steven Guang Leung
Title: CEO	Title: CEO
Date:	Date:

DentonX Outstanding Investment Co.
By: /s/ Luis Carlos Ung
Name:
Title:
Date:

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Attachments:

•Schedule 1: Cap Table

•Schedule 2: Vesting Schedule

•Schedule 3: Reserved Matters

•Schedule 4: Management Agreement

•Schedule 5: Lease Agreement with Purchase Option

•Schedule 6: Earn-Out Terms

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Schedule 1: Cap Table (Initial Share Capitalization Table)

Shareholder	Number of Shares	% Ownership (Fully Diluted)	Vesting Status
DentonX Inc (DentonX)	[X]	80%	Fully Vested
Outstanding Investment Co., Inc. / Principals	[Y]	20%	Subject to 36-month vesting (see Schedule 2)

Notes:

•“X” refers to the total number of shares that will be issued to DentonX, representing 80% of the fully diluted equity of Newco upon the Closing Date.

•“Y” refers to the total number of shares that will be issued to OIC and its principals, representing 20% of the fully diluted equity of Newco upon the Closing Date.

•The actual number of shares representing 100% of the fully diluted equity of Newco as of the Closing Date will be determined once Newco is formed and its total capitalization is finalized.

•OIC’s 20% is subject to vesting and claw back as described in Schedules 2 and 3.

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Schedule 2: Vesting Schedule (OIC Equity in Newco)

•Total Equity Subject to Vesting: 20% of fully diluted equity in Newco.

•Vesting Period: 36 months from the Closing Date.

•Vesting Frequency: Quarterly (every 3 months).

•Vesting Cliff: Quarterly (i.e., 1/12th of total equity vests each quarter).

•Vesting Table Example:

Month	% Vested Cumulative	Shares Vested (Example)
0	0%	0
3	8.33%	[Number x 0.0833]
6	16.67%	[Number x 0.1667]
9	25.00%	[Number x 0.25]
...	...	...
36	100%	[Number]

Notes:

•“Number” refers to the total number of shares that will be issued to OIC and its principals, representing 20% of the fully diluted equity of Newco upon the Closing Date. The actual number of shares will be determined once Newco is formed and its total capitalization is finalized.

•Claw Back: Unvested shares are forfeited and redeemable at nominal value if the Management Agreement is terminated for cause or if OIC resigns before full vesting.

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Schedule 3: Reserved Matters (Requiring Special Approval)

The following actions by Newco require approval by the Newco Board of Directors, including both the OIC-appointed director and a majority of the Board, and the majority votes of the Newco Shareholders:

1.Amendments to Certificate of Incorporation or Bylaws.

2.Issuance of new shares or securities (including options, warrants, or convertible instruments).

3.Sale, lease, transfer, or disposition of all or substantially all of Newco’s assets.

4.Mergers, consolidations, or dissolution of Newco.

5.Approval of annual budget or business plan.

6.Entry into, amendment, or termination of any material contract outside the ordinary course of business.

7.Incurrence of indebtedness above an amount to be determined from time to time by the Board of Directors, or granting of any security interest over company assets without prior Board approval;

8.Related party transactions involving shareholders or their affiliates.

9.Any change to the rights or privileges of OIC’s equity.

10.Any other matter mutually agreed by the parties in writing.

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Schedule 4: Management Agreement

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Schedule 5: Lease Agreement with Purchase Option

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Schedule 6: Earn-Out Terms (Performance-Based Incentives)

1. Purpose:

To incentivize OIC for achieving key milestones that drive growth and value creation for Newco.

2. Milestones and Triggers:

Earn-out awards (equity or cash) will be granted upon achievement of the following, to be finalized in the Management & Earn-Out Agreement:

Milestone	Timing	Earn-Out Award
Achieve $1 million in annual revenue	By the end of Year 1	TBD
Achieve $250,000 in EBITDA	By the end of Year 2	TBD
Secure 5 new enterprise clients	By the end of Year 1	TBD
Expand into a new service area	By the end of Year 2	TBD
Achieve a 15% profit margin	By the end of Year 3	TBD

3. Calculation and Payment:

•Awards are calculated based on audited (or mutually agreed unaudited) financials.

•Earn-out equity is subject to the same vesting and claw back provisions as initial equity.

•Earn-out cash is payable within days of milestone confirmation.

4. Board Approval:

All earn-out awards require Board approval (not to be unreasonably withheld if milestones are met).

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